UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c)
 of the Securities Exchange Act of 1934

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☐ Preliminary Information Statement

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☒ Definitive Information Statement

INCOMING, INC.
 (Name of Registrant as Specified In Its Charter)

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INCOMING, INC.
244 Fifth Avenue, V235, New York, NY 10001

NOTICE OF ACTION TO BE TAKEN PURSUANT TO THE WRITTEN CONSENT OF STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

February 25, 2011

TO THE STOCKHOLDERS OF INCOMING, INC.:

NOTICE IS HEREBY GIVEN that the holders of the outstanding shares of Class A common stock, par value $0.001 per share (the “Class A Common Stock”) of Incoming, Inc. (the “Company”) who, in the aggregate hold a majority of the voting power of the shares of the Company’s Class A Common Stock and the Class B common stock, par value $0.001 per share (the “Class B Common Stock”) entitled to vote thereon, voting together as a single class, have, by written consent in lieu of a special meeting of the Company’s stockholders, approved of the following actions (the “Actions”):

(1)           amend the Company’s Articles of Incorporation to provide holders of shares of the Company’s Class B Common Stock with the right to convert each share of Class B Common Stock into one share of Class A Common Stock (the “Amendment”); and

(2)           elect Aaron Gay as a director of the Company, to serve for the term for which he is elected until his earlier resignation, removal or death (the “Election of the Director”).

The Actions were approved on February 11, 2011 by written consent of our Board of Directors and on February 14, 2011 by a majority of our stockholders in accordance with Section 78.315 and 78.320 of the Nevada Revised Statutes.  The consent that we have received constitutes the only stockholder approval required to approve the Actions under the Nevada Revised Statutes, the Articles of Incorporation and Company bylaws and the enclosed information statement (the “Information Statement”) is not a request for your vote or proxy.  The accompanying Information Statement is for information purposes only and is being furnished only to inform our stockholders of the Actions described above in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Please read it carefully. No dissenter’s rights are afforded to our stockholders under Nevada law in connection with the Actions described herein.

Rule 14c-2 under the Exchange Act requires that the Actions provided for in the consent not be effective until 20 days from the date of mailing of this Information Statement to our stockholders.  This Information Statement is first being mailed to you on or about February 25, 2011 to our stockholders of record as of February 14, 2011, and we anticipate an effective date of the Amendment and the Election of the Director to be on or about March 17, 2011.

This Notice and the attached Information Statement are being sent to you for informational purposes only.  You are not being asked to take any action with respect to the Actions.

By Order of the Board of Directors,
/s/ R. Samuel Bell, Jr.
R. Samuel Bell, Jr.
Chief Executive Officer and Chairman of the Board of Directors

/s/ Victor AbiJaoudi II
Victor AbiJaoudi II
President, Chief Operating Officer and Director

INCOMING, INC.
244 Fifth Avenue, V235, New York, NY 10001
Phone: (917) 210-1074

INFORMATION STATEMENT
PURSUANT TO SECTION 14 OF THE SECURITIES EXCHANGE ACT OF 1934,
AS AMENDED, AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

NO VOTE OR OTHER CONSENT OF OUR STOCKHOLDERS IS SOLICITED IN CONNECTION WITH THIS INFORMATION STATEMENT.  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

GENERAL INFORMATION

This definitive information statement (the “Information Statement”) has been filed with the United States Securities and Exchange Commission (the “Commission” or the “SEC”) pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is being furnished to the holders of the outstanding shares of Class A common stock, par value $0.001 per share (the “Class A Common Stock”) and Class B common stock, par value $0.001 per share (“Class B Common Stock”) of Incoming, Inc., a Nevada corporation (the “Company,” “we,” “us,” “our,” or similar terms).   This Information Statement will be mailed on or about February 25, 2011 to the stockholders of record, as of February 14, 2011 (the “Record Date”). The Company received, by written consent in lieu of a meeting, the approval of stockholders holding 51.1% of the outstanding shares of the Class A Common Stock and the Class B Common Stock, voting together as a single class, authorizing the following actions (“Actions”):

(1)           amend the Company’s Articles of Incorporation to provide holders of shares of the Company’s Class B Common Stock, with the right to convert each share of Class B Common Stock into one share of Class A Common Stock (the “Amendment”); and

(2)           elect Aaron Gay as a director of the Company, to serve for the term for which he is elected until his earlier resignation, removal or death (“Election of the Director”).

This Information Statement is circulated to advise the stockholders of actions already approved and taken without a meeting by written consent of the stockholders who collectively hold a majority of the voting power of our capital stock. Pursuant to Rule 14c-2 under the Exchange Act, the Actions are not to be effective until 20 days after the date this Information Statement is mailed to our stockholders as of the Record Date

As of the close of business on the Record Date, we had 20,504,332 shares of common stock outstanding (18,524,332 of Class A Common Stock and 1,980,000 of Class B Common Stock). The approval of a majority of all outstanding votes of our capital stock was required for us to approve the Actions. Holders of Class A Common Stock are entitled to 18,524,332 votes and holders of Class B Common Stock are entitled to 3,960,000 votes.  Our Board of Directors approved the Amendment and the Election of the Director on February 11, 2011 and on February 14, 2011 stockholders holding approximately 51.1% of our outstanding shares of Class A Common Stock and our Class B Common Stock, voting together as a single class, approved the Actions by written consent in lieu of a meeting.

The elimination of the need for a special meeting of the stockholders to approve the Actions is authorized by Section 78.320 of the Nevada Revised Statutes.  Section 78.320 provides that the written consent of the holders of outstanding shares of capital stock, having not less than the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted, may be substituted for the special meeting. Section 78.390 of the Nevada Revised Statutes requires holders of a majority of the outstanding shares of capital stock entitled to vote thereon to approve the Amendment.  The Election of the Director was approved by written consent in accordance with Section 78.320 of the Nevada Revised Statutes.  In order to eliminate the costs and management time involved in holding a special meeting and in order to effectuate the Actions as early as possible to accomplish the purposes of the Company, the Board of Directors voted to utilize the written consent of the majority stockholders of the Company.

The cost of furnishing this Information Statement will be borne by us.  We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

This Information Statement is being sent to you for informational purposes only.  Please read this Information Statement. It describes the essential terms of the Actions as well as other information about the Company.  Additional information about the Company is contained in our reports filed on periodic and current reports filed with the Commission. These reports, their accompanying exhibits and other documents filed with the Commission may be inspected without charge at the Public Reference Section of the Commission at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of such material may also be obtained from the Commission at prescribed rates. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding public companies that file reports with the Commission. Copies of these reports may be obtained from the Commission’s EDGAR archives at http://www.sec.gov/index.htm.

Only one information statement is being delivered to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. We will undertake to deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make a written or oral request by sending a written notification to our principal executive offices stating your name, your shared address, and the address to which we should direct the additional copy of the Information Statement or by calling our principal executive offices at (917) 210-1074.  If multiple stockholders sharing an address have received one copy of this Information Statement and would prefer us to mail each stockholder a separate copy of future mailings, you may send notification to or call our principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement and would prefer us to mail one copy of future mailings to stockholders at the shared address, notification of that request may also be made by mail or telephone call to our principal executive offices.

DESCRIPTION OF THE CORPORATE ACTIONS

Amendment of the Articles of Incorporation to provide holders of the Class B Common Stock with the right to convert each share of Class B Common Stock into Class A Common Stock

Purpose and effect of authorizing the Amendment

Our Board of Directors executed a unanimous written consent authorizing and recommending that our stockholders approve the Amendment to provide holders of shares of the Company’s Class B Common Stock with the right to convert each share of Class B Common Stock into one share of Class A Common Stock.

On August 13, 2010, our Board of Directors approved the creation of the Class B Common Stock in order to effectuate the exchange transaction with North American Bio-Energies, LLC (the “Transaction”).  As part of the Transaction, the Company was required to issue 1,980,000 shares of Class B Common Stock to Mr. R. Samuel Bell, our current Chairman and CEO.

In creating the Class B Common Stock, it was the intention of the Board of Directors for both Class B Common Stock and Class A Common Stock to be equal in value, only differing in voting power as mentioned herein. Therefore, the Board of Directors believe it is in the best interest of our stockholders to approve the Amendment to effectuate the intent of the Board of Directors.

For further details regarding the Transaction, please refer to the Company’s Current Report on Form 8-K, filed on August 24, 2010, as amended by Amendment No. 1 filed on September 9, 2010, as amended by Amendment No. 2 filed on November 19, 2010 (collectively, the “Form 8-K/A”).

Holders of Class A Common Stock and Class B Common Stock are entitled to receive dividends on an equal basis out of funds legally available when and as declared by our Board of Directors.  Our Board of Directors have never declared a dividend and do not anticipate declaring a dividend in the foreseeable future.  In the event of our liquidation, dissolution or winding up, holders of Class A Common Stock and Class B Common Stock are entitled to receive, ratably in proportion to the amount held by them, the net assets available to stockholders after payment of all creditors. Each outstanding share of Class A Common Stock entitles the holder thereof to one vote per share on all matters, whereas each outstanding share of Class B Common Stock entitles the holder thereof to two votes per share on all matters.  The Class A Common Stock and Class B Common Stock vote together on all matters as a single class.

Our Board of Directors may authorize the issuance of any shares of common stock authorized but unissued without further stockholder approval, the issuance of such shares of common stock to such persons, for such consideration, and upon such terms as the Board of Directors determine. Such issuance could result in a significant dilution of the voting rights and the stockholders' equity, of the existing stockholders and may adversely affect the market price for the common stock.

Pursuant to Section 78.390 of the Nevada Revised Statutes, the affirmative vote of the holders of a majority of our outstanding voting stock is sufficient to approve the Amendment, which vote was obtained on February 14, 2011 by a majority written consent of the holders of the issued and outstanding shares of our Class A Common Stock and our Class B Common Stock, voting together as a single class, representing an aggregate 51.1% of the total voting power of all outstanding shares of our common stock on the Record Date.  Pursuant to Rule 14c-2 under the Exchange Act, the Amendment will become effective 20 days after the date this Information Statement is mailed to the stockholders.

The information contained in this information statement constitutes the only notice we will be providing stockholders.

No Dissenter’s Rights

Under the Nevada Revised Statutes, our stockholders are not entitled to appraisal rights with respect to the Amendment, and we will not independently provide our stockholders with any such right.

Election of the Director

On February 11, 2011, the Board of Directors, by unanimous written consent, determined it is in the best interests of the Company to recommend to our stockholders that Mr. Aaron Gay be elected to serve as a member of the Company's Board of Directors. Our bylaws set forth the number of directors ranging from one to nine, each of whom will serve until replaced at an annual or special meeting of the stockholders. Pursuant to the bylaws of the Company, any vacancies occurring in the membership of the Board of Directors, from whatever cause arising, may be filled by (a) a vote of the majority of the remaining directors, but such directors may not appoint more than 1/2 of the number of directors fixed at the last stockholder meeting at which directors were elected or (b) the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors. On February 14, 2011, the stockholders holding approximately 51.1% of the outstanding shares of Class A Common Stock and Class B Common Stock, voting together as a single class, approved the Election of the Director by written consent in lieu of a meeting.  Mr. Gay's election will become effective 20 days after the mailing of this Information Statement to our stockholders as of the Record Date.

Name	Age	Position
Aaron Gay	49	Director

Aaron Gay. Mr. Gay is both a well-respected and qualified engineer and a successful entrepreneur with extensive experience growing multi-million dollar engineering and construction related businesses. He founded Quality Plus Services, Inc, a national engineering and construction company, in 1995 and has continued to grow the business to annual revenues of approximately $70 million. Mr. Gay became CEO of Carr Electrical Technology, Inc, a national construction company, in 1998 and has since grown this business to approximately $15 million in revenues. In 2006, Mr. Gay began operating BW Excavating – an excavation and pollution control company, growing rapidly to approximately $4.0 million in revenues. The Company believes that Mr. Gay’s previous experience building and growing companies, and his reorganization and acquisition track record make him an excellent candidate for the Company’s Board of Directors.

THE REQUISITE MAJORITY OF STOCKHOLDERS HAS VOTED IN FAVOR OF THE ELECTION OF THIS DIRECTOR.  NO PROXY IS REQUIRED OR REQUESTED.  YOU ARE REQUESTED NOT TO SEND US YOUR PROXY.  THIS NOTICE IS FOR INFORMATION PURPOSES ONLY.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS,  AND DIRECTOR INDPENDENCE

Transactions with Related Persons

The following includes a summary of transactions since the beginning of the 2010 fiscal year of the Company, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation”).  We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in an arm’s length transaction.

On September 7, 2010, the Company terminated the loan agreement, by and between the Company and City Capital Corporation (CTCC.PK) (“City Capital”), dated November 6, 2009 (the “City Capital Agreement”), and issued a convertible promissory note in the original principal amount of $68,863 (the “City Capital Note”) to City Capital.  The original principal amount of the City Capital Note represents, the outstanding loan balance (including accrued and unpaid interest thereon) under the City Capital Agreement.  The maturity date of the City Capital Note is September 7, 2012 and accrues simple interest at a rate of 6% per annum.  At the election of City Capital and at any time prior to the maturity date, the entire outstanding principal of, and accrued and unpaid interest on, the City Capital Note may be converted into shares of Class A Common Stock at a conversion price of $.51 per share.  On September 7, 2010, City Capital elected by written notice to convert the original principal amount of the City Capital Note into 135,026 shares of Class A Common Stock.

Ephren W. Taylor II (“Taylor”), the former CEO and director of the Company, is the former Chief Executive Officer and a director of City Capital.

On September 7, 2010, the Company issued a convertible promissory note in the original loan amount of $117,430.30 (the “Taylor Note”) to Mr. Taylor in exchange for the termination of the existing loans payable to Mr. Taylor, which include: (i) the outstanding balance on the Fauria Note in the amount of $104,000, as assigned by Christian Fauria to Mr. Taylor; (ii) the loan made on August 31, 2009 to the Company in the amount of $5,000 to pay Yury Nesterov; (iii) the loan made on November 20, 2009 to the Company in the amount of $10 to pay Pentrose, LLC; and (iv) the loan made on November 30, 2009 to the Company in the amount of $5,000 to pay Befumo & Shaeffer, PLLC.  The “Fauria Note” refers to that certain Company promissory note dated November 25, 2009 issued to Christian Fauria in the original principal amount of $125,000, as amended by that certain extension of promissory note dated January 14, 2010.  The Company loans described in clauses (i) - (iv), inclusive, are collectively referred to herein as the “Taylor Loans.”

The original principal amount of the Taylor Note represents the outstanding principal balance (including accrued and unpaid interest thereon) under the Taylor Loans.  The maturity date of the Taylor Note is September 7, 2012 and accrues simple interest at a rate of 6% per annum.  At the election of Taylor and at any time prior to the maturity date, the entire outstanding principal of, and accrued and unpaid interest on, the Taylor Note may be converted into shares of Class A Common Stock at a conversion price of $.51 per share.  On September 7, 2010, Taylor elected by written notice to convert the original principal amount of the Taylor Note into 230,256 shares of Class A Common Stock.

In 2010 the Company’s subsidiary NABE sold $325,241.27 of product to Echols Oil Company. In the same period NABE sold $48,733.00 to Verde Biofuels Inc. The Company’s current Chairman and CEO, R. Samuel Bell, Jr., is the majority owner of Echols Oil Company and Verde Biofuels Inc.

Except for the foregoing, neither our directors and officers, nor any proposed nominee for election as a director, nor any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to all of our outstanding shares, nor any promoter, nor any relative or spouse of any of the foregoing persons has any material interest, direct or indirect, in any transaction since our incorporation or in any presently proposed transaction which, in either case, has or will materially affect us.

Our management is involved in other business activities and may, in the future become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between our business and their other business interests. In the event that a conflict of interest arises at a meeting of our directors, a director who has such a conflict will disclose his interest in a proposed transaction and will abstain from voting for or against the approval of such transaction.

Family Relationships

There are no family relationships between any of our directors or executive officers.

Director Independence

Our Class A Common Stock trades on the OTC Bulletin Board.  As such, we are not currently subject to corporate governance standards of listed companies, which require, among other things, that the majority of the Board of Directors be independent.  We have chosen to define an “independent” director in accordance with the NASDAQ Global Market’s requirements for independent directors.  We currently do not have any independent directors.

Our Board of Directors will review at least annually the independence of each director.  During these reviews, our Board of Directors will consider transactions and relationships between each director (and his or her immediate family and affiliates) and us and our management to determine whether any such transactions or relationships are inconsistent with a determination that the director was independent.  The Board of Directors will conduct its annual review of director independence to determine if any transactions or relationships exist that would disqualify any of the individuals who then served as a director under the rules of the NASDAQ Stock Market, or require disclosure under SEC rules.

Board Meetings

Although the Company does not have a formal policy regarding attendance by members of the Board of Directors at the Company’s annual meeting of stockholders, the Company encourages each director to attend. Because the Company did not hold an annual meeting during the fiscal year ended November 30, 2010, no director attended the prior year’s annual meeting. The Board of Directors did not hold any special meetings in the last full fiscal year.

Board Leadership Structure

Mr. Bell is the Chief Executive Officer, Chairman of the Board of Directors and principal executive officer of the Company.  The Company has not yet designated a lead independent director, nor has it specified the role that the lead independent director will play in the leadership of our Board of Directors.  The Company anticipates that the Board of Directors will establish a leadership structure that is appropriate given the specific characteristics and circumstances of the Company.  The Board of Directors has not yet established its role in the risk oversight of the Company, such as how the Board of Directors will administer its oversight function, nor has it determined the effect that this risk oversight function will have on the Board of Director’s leadership structure.

Audit Committee or Financial Expert

Due to its limited resources, the Company has not yet established a separately designated standing Audit Committee, nor has it adopted an Audit Committee charter.  The Company also does not currently have an “audit committee financial expert” serving on the Board of Directors.

Nominating Committee

Due to its limited resources, the Company has not yet established a separately designated standing Nominating Committee, nor has it adopted an Nominating Committee charter.  At this time, the Company does not have a policy with regard to the consideration of any director candidates recommended by security holders.  Our management will consider adopting a nominating committee and forming a nominating committee as circumstances warrant.

Shareholder Communications

Stockholders wishing to send communications to the Board of Directors may contact R. Samuel Bell, our Chairman and Chief Executive Officer, at the Company’s principal executive office address.  All such communications will be shared with the members of the Board of Directors, or if applicable, a specified committee or director.

EXECUTIVE COMPENSATION

Summary Compensation Table —Fiscal Years Ended November 30, 2010 and 2009

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the noted periods. Other than the issuance of common stock to Mr. Taylor (former CEO and Director of the Company) as compensation for certain consulting services to the Company as well as in consideration for the receipt of his membership interests in our former subsidiary National Association of Professional Minorities, LLC (“NAPM”), no other executive officer received total annual salary, bonus compensation, stock awards, option awards, non-equity incentive plan compensation, or non-qualified deferred compensation earnings in excess of $100,000.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)		Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
R. Samuel Bell, Jr., Chief Executive Officer and Chairman	2009	-0-	-0-	-0-		-0-	-0-	-0-	-0-	-0-
	2010	-0-	-0-	-0-		-0-	-0-	-0-	-0-	-0-

Ephren Taylor II, Former Chief Executive Officer and Director(1)	2009	-0-	-0-	5,000	(2)	-0-	-0-	-0-	-0-	5,000
	2010	-0-	-0-	1,632,000	(3)	-0-	-0-	-0-	-0-	1,632,000

Victor AbiJaoudi II, President, Chief Operating Officer, Director	2009	-0-	-0-	2,500	(4)	-0-	-0-	-0-	-0-	2,500
	2010	-0-	-0-	1,147,500	(5)	-0-	-0-	-0-	-0-	1,147,500

___________________________________
(1) On September 7, 2010, Mr. Ephren Taylor tendered his resignation as the Company’s Chief Executive Officer and President and the Company’s Board of Directors accepted the resignation effective immediately. Effective on November 16th, 2010, the Board of Directors accepted the resignation of Mr. Taylor as Director of the Company.

(2) The Company previously issued Mr. Taylor (i) 250,000 shares of the Company's common stock on September 10, 2009 for certain consulting services to the Company and (ii) 250,000 shares of the Company's common stock on October 20, 2009 pursuant to the share exchange agreement with NAPM, for a total of 500,000 shares of the Company's Class A common stock. The fair value of the shares (as determined by the Company) on the date of issuance was a price equal to $0.01 per share.

(3) The Company issued Mr. Taylor 3,200,000 shares of the Company's Class A common stock on July 1, 2010 for certain consulting services to the Company. The fair value of the shares (as determined by the Company) on the date of issuance was a price equal to $0.51 per share.

(4) The Company previously issued Mr. AbiJaoudi 250,000 shares of the Company's Class A common stock on September 10, 2009 for certain consulting services to the Company. The fair value of the shares (as determined by the Company) on the date of issuance was a price equal to $0.01 per share.

(5) The Company issued Mr. AbiJaoudi 2,250,000 shares of the Company's Class A common stock on July 1, 2010 for certain consulting services to the Company. The fair value of the shares (as determined by the Company) on the date of issuance was a price equal to $0.51 per share.

Employment Agreements

We currently do not have employment agreements with any of our directors or executive officers.

Outstanding Equity Awards at Fiscal Year End

For the year ended November 30, 2010, no director or executive officer has received compensation from us pursuant to any compensatory or benefit plan and there is no plan or understanding, express or implied, to pay any compensation to any director or executive officer pursuant to any compensatory or benefit plan.  We anticipate that we will compensate our officers and directors in the future for services to us with stock or options to purchase stock, in lieu of cash.

Compensation of Directors

No member of our Board of Directors received any compensation for his services as a director during the year ended November 30, 2010 and currently no compensation arrangements are in place for the compensation of directors.

Compensation Committee

The Company does not currently have and is not required to have a compensation committee.  The Board of Directors performs the required functions of a compensation committee, as permitted under applicable laws.  Our management believes that it is premature to establish a compensation committee given our early stage of development.  Our management will consider adopting a compensation committee and forming a compensation committee as circumstances warrant.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of the Company’s outstanding common stock by: (i) each person who is known by the Company to be the beneficial owner of five percent (5%) or more of the Company’s common stock; (ii) the Company’s chief executive officer, its other executive officers, and each director; and (iii) all of the Company’s directors and officers as a group.  Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, 244 Fifth Avenue, V235, New York, New York 10001.  Except as indicated in the footnotes to this table and subject to applicable community property laws, the persons named in the table to our knowledge have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The information in this table is as of February 22, 2011 based upon: (i) 18,524,332 shares of Class A Common Stock outstanding; and (ii) 1,980,000 shares of Class B Common Stock outstanding.  Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

Name and Address of Beneficial Owner	Office, If Any	Title of Class	Amount and Nature of Beneficial Ownership	Percent of Class A Common Stock	Percent of Class B Common Stock
		Officers & directors
R. Samuel Bell, Jr. c/o Incoming Inc 244 5th Ave Ste V235 New York, NY 10001	CEO, Chairman of the Board	Class A Common Stock/ Class B Common Stock(1)	2,000,000/ 1,980,000	10.8	100%
Victor AbiJaoudi II c/o Incoming Inc 244 5th Ave Ste V235 New York, NY 10001	COO, President and Director	Class A Common Stock	2,620,000	14.1	--
All officers and directors as a group (2 total)		Class A Common Stock/ Class B Common Stock(1)	4.620,000/ 1,980,000	24.9%	100%
		5% Beneficial Owners
Aaron West 1635 N Cahuenga Blvd. Los Angeles, CA 90028		Class A Common Stock	3,000,000	16.2%	--
Elaina Watley 7225 Crescent Park West Apt. 210 Playa Vista, CA 90094		Class A Common Stock	1,500,000	8.1%	--
Jasmine Victoria c/o Incoming Inc 244 5th Ave Ste V235 New York, NY 10001	Executive Vice President	Class A Common Stock	1,410,000	7.6%	--
Randy Dellinger 1002 College Ave. Lenoir, NC 28645		Class A Common Stock	990,000	5.3%	--
Ephren Taylor II PO Box 4668 #56297 New York, NY 10163-4668		Class A Common Stock	1,930,256	10.4%	--
_________________________

(1) In accordance with the terms of the Exchange Transaction, the holder of Class B Common Stock is entitled to two votes per share on all matters and votes with holders of Class A Common Stock together on all matters as one class.

DISTRIBUTION OF INFORMATION STATEMENT

We will pay the costs of distributing this Information Statement to our stockholders. The distribution will be made by mail.

INTERESTS OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS ACTED UPON

No director, officer, nominee for election as a director, associate of any director, officer of nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, resulting from the matters described herein which is not shared by all other stockholders pro rata in accordance with their respective interest.

FORWARD-LOOKING STATEMENTS

This information statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the Commission in its rules, regulations and releases) representing our expectations or beliefs regarding our Company. These forward-looking statements include, but are not limited to, statements concerning our operations, economic performance, financial condition, and prospects and opportunities. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other of our filings with the Commission.

ADDITIONAL INFORMATION

We are subject to the informational reporting requirements of the Exchange Act and file reports, proxy statements and other information required under the Exchange Act with the Commission. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street, N.E., Room 1580, Washington, DC 20549. Copies of such materials and information from the SEC can be obtained at existing published rates from the Public Reference Section of the Commission at 100 F Street, N.E., Room 1580, Washington, DC 20549. The Commission also maintains a site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission which may be downloaded free of charge.

INCORPORATION OF INFORMATION

We “incorporate by reference” into this Information Statement the information in certain documents we file with the Commission, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference into this Information Statement the following documents we have previously filed with the Commission: the Form 8-K/A, our Annual Report on Form 10-K for the fiscal year ended November 30, 2009 and our Quarterly Report on Form 10-Q for the quarterly period ended August 31, 2010.  You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Incoming, Inc.
244 Fifth Avenue, V235
New York, NY 10001
Phone: (917) 217-1074

CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement, which describes the purpose and effect of the Amendment. Your consent to the Amendment is not required and is not being solicited in connection with this action.  This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Exchange Act.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

By order of the Board of Directors of Incoming, Inc.

Date February 25, 2011	By:	/s/ Victor AbiJaoudi II
Victor AbiJaoudi II President and COO